THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED.

SHARES REPRESENTED BY THE CERTIFICATE ARE SUBJECT TO RESTRICTION AS TO TRANSFER CONTAINED IN THE CORPORATION'S ARTICLES OF INCORPORATION AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. A COPY OF THE ARTICLES OF INCORPORATION WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO
THE SECRETARY OF THE CORPORATION.

For Value Received,                 hereby sell, assign and transfer unto
                                                                    Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated            , 19    .
     In presence of

     This Certifies that                         is the owner of
Shares of the Common Stock of MARATHON FINANCIAL CORPORATION, par value one dollar per Share, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be
here unto affixed this             day of            A.D. 19    .